                                                                     EXHIBIT 4.6

                               FOURTH AMENDMENT
                                      TO
                               TRUST AGREEMENT
                                     FOR
                      THE GOODYEAR TIRE & RUBBER COMPANY
                               COMMINGLED TRUST


       THIS AMENDMENT, made and entered into this 1st day of November, 1995, by and between The Goodyear Tire & Rubber Company (the "Company") and The Northern Trust Company (the "Trustee"),

                                   W I T N E S E T H:
                                   - - - - - - - - -
       WHEREAS, the Trust Agreement for The Goodyear Tire & Rubber Company Commingled Trust (the "Trust Agreement") was entered into as of July 1, 1984, between the Company and Bankers Trust Company, as Trustee; and

       WHEREAS, pursuant to Article 12.4 of that certain Commingled Trust Agreement dated July 1, 1984, and confirmed by letter dated October 30, 1995, Company has removed Bankers Trust Company as Trustee under the Commingled Trust; and

       WHEREAS, by letter dated October 30, 1995, Company has appointed The Northern Trust Company as successor Trustee and The Northern Trust Company by same letter has accepted such appointment; and

       WHEREAS, the Trust Agreement has been amended on three prior occasions;
and

       WHEREAS, it is desired hereby to further amend the Trust Agreement;

       NOW, THEREFORE, the Trust Agreement is hereby amended, effective as of November 1, 1995, to provide the following:

       Wherever in the Trust Agreement the words "Trustee", "Bankers Trust Company," or "Bankers" appears, such word shall be deemed to mean "The Northern Trust Company".

       Immediately upon receipt of the Fund, Trustee shall directly, or through its affiliate

 Hazlehurst & Associates ("Recordkeeper"), perform recordkeeping services to be described in a separate written agreement to be entered into between the Trustee and the Company. The Company hereby approves Trustee's engagement of Recordkeeper. Any change of Recordkeeper is subject to Company's prior written approval in its sole discretion. As described in the separate written agreement, Trustee shall remain responsible for the performance of the functions described therein, whether performed directly by it or through Recordkeeper.
        Trustee or Recordkeeper will be providing Company with various communications materials from time to time including, but not limited to, printed publications, participant correspondence, videotape and audiotape presentations, telephonic messages and so forth. In doing so, Trustee or Recordkeeper will be utilizing certain of Company's and its subsidiary's names, trademarks, tradenames, service marks, logos and other proprietary designations. Trustee acknowledges that neither it nor Recordkeeper shall acquire any right, title or interest in such designations by virtue of their use hereunder.
        The Trust Agreement is hereby further amended effective November 1, 1995 in the following particulars:
        I. Section 2.3 shall be amended by adding the following provisions immediately after the end of the first paragraph of that section:
               "The Trustee shall use its best efforts in all cases to move funds expeditiously, but shall in no event be required to advance its own funds for such purpose. Pending directions from the Recordkeeper to allocate contributions among the Discretionary or Directed Funds, the Trustee shall invest the contributions in short term investments in accordance with Section
 4.2 hereof."

               To the extent that any portion of the Fund is invested in mutual fund shares, the

 Company shall initially select such mutual funds and shall be responsible for retaining the availability of or terminating the availability of such funds and such portions shall be considered Directed Funds for purposes of this Agreement. Trustee shall be responsible for entering into appropriate custody agreements with the sponsor of a bank commingled fund or such other type of fund as required.
                The Company may authorize an Investment Manager to take such action with respect to assets of a Directed Fund subject to such Investment Manager's responsibility as are necessary to transfer assets between collective, commingled or group trust funds maintained by such Investment Manager or its bank affiliate. In such event, (i) it shall be the responsibility of the Company to monitor the actions of such Investment
 Manager and to determine whether or not such actions comply with the authorities delegated to such Investment Manager; and, (ii) the Trustee shall include the total market value of such Directed Fund as reported to it by such Investment Manager into the reports required of the Trustee under this Agreement, as well as reporting the activity between the Fund and the Directed Fund; however, the Trustee shall have no responsibility to incorporate the daily Directed Fund transactional activity on the individual assets of such Directed Fund into such reports. Trustee shall have no responsibility to report the individual assets held in such Directed Fund. Trustee shall calculate and report the daily unit values on both the Discretionary and Directed Funds using valuation methods as described in this Agreement to the extent applicable."
        Further, the next following paragraph in Section 2.3 shall be amended by adding the following phrase "the Company, with respect to assets for which it has, or has retained investment responsibility" between "shall mean" and
 "an investment adviser".
        Section 2.4 shall be amended by deleting from the fourth line of the first paragraph the words "calendar quarter" and substituting therefor the word "month". In addition, the fourth sentence of Section 2.4 shall be deleted entirely and the following substituting therefor:
         "Assets shall be valued at their fair market values as the Trustee shall determine in accordance with methods consistently followed and uniformly applied at the close of business on the day of valuation;
  provided, however, the Trustee shall in good faith rely upon the determination of the issuing insurance company or other financial institution with respect to the fair market value of each insurance, investment or other such type of contract and upon the determination of the Investment Manager with respect to the fair market value of those assets for which it is responsible for which the Trustee does not have a readily ascertainable value."
         2.     2.7 Loans to participants as provided in the Plans and
  described in the guidelines to be approved by the Company will be administered by the Recordkeeper pursuant to the recordkeeping agreement. As directed by the Recordkeeper, the Trustee shall distribute cash to such participants who are granted loans. Loan payments collected by the Company shall be forwarded to the Trustee. The amount of such loans shall be carried by the Trustee as an asset of the Trust equal to the combined unpaid principal balance of all participants. The Trustee shall have no responsibility for final approval of the guidelines set forth by the
  Company as to granting or administering participant loans, or for the collection and repayment of a loan.
                Section 4.2 of the Trust Agreement as previously amended, is hereby deleted entirely and the following substituted therefor:
                "Section 4.2 Subject to contrary instruction from the
  Investment Manager, with respect to cash balances of a Directed Fund and in its discretion with respect to assets of a Discretionary Fund, the Trustee may from time to time transfer cash to the Trustee or its affiliate as
  Trustee of any collective trust fund which is now or hereafter maintained as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans and which is qualified under Section 401(a) and exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, and may withdraw any part or all of the assets so transferred; any assets deposited with the trustees of a collective trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the Trust Agreement or Declaration of Trust establishing the fund which are hereby incorporated herein by reference and shall prevail over any contrary provision of this Trust Agreement."
         3.      Section 5.2 shall be amended by adding the following to the end of that section, that is to the end of the parenthetical material: ", except in a collective short-term investment fund in which the Trustee shall invest cash, subject to contrary instructions from the Investment Manager, as provided under Section 4.2."
                 Section 5.3 is amended by deleting the word "written" from the thirteenth and eighteenth lines of that section.
                 Section 5.4 is amended by inserting the word "bank" on the eighth line between the words "two" and "business".
        4.       Section 6.1(c) is amended by inserting "except as provided in
  Article XVI," at the beginning thereof. The following provisions shall be added to Section 6.1:
                 "(d) To transfer assets of a Directed Fund to a common, collective or commingled trust fund exempt from tax under the Internal
  Revenue Code of 1986, as amended, maintained by an Investment Manager or its affiliate or by another Trustee who is designated by the Company, to be held and invested subject to all the terms and conditions thereof;
                 (e) To invest and reinvest assets in units or participation in regulated investment companies (including those for which the Trustee or its affiliate is adviser);
                                      5

                (f) To enter into insurance, investment or such other types of contracts issued by an insurance company or other type of financial institution and the Trustee shall act with respect to any such contract only as directed by the Investment Manager."
                Further, Section 6.2 shall be added to the Trust Agreement, as follows:
                "(a)   The Company has established the Goodyear Stock Fund
 which is to be composed of investments in common stock of the Company
 ("Company Stock"). The Company shall notify the Trustee in writing of the amount of such fund to be maintained in the collective short term investment fund. Any cash held by the Trustee from time to time in the Goodyear Stock Fund may be invested in collective short term investment funds of the Trustee.
                       The Company may authorize and direct the, Trustee in
 writing to seek to obtain settlement for sales of Company Stock on an expedited basis under certain circumstances in which case the Trustee shall carry out its responsibilities for execution of Company Stock sale transactions in accordance with such direction and subject to any limitations expressed therein.
                       Except for the short term investment of cash, the
 Company has limited the investment power of the Trustee in the Goodyear Stock Fund to the purchase of Company Stock.
                (b) A participant shall be a "named fiduciary" under ERISA to the extent of the parlicipant's authority to direct the investment in, voting, tender, exchange or sale of Company Stock allocated to the participant's account and their proportionate share of unallocated Company Stock."
                6.3 An Investment Manager may direct in writing that the custody of assets of a Directed Fund (other than those invested in a collective or group trust fund) be maintained with one or more persons or entities designated by the Investment Manager to maintain custody of assets of a Directed Fund ("Custodial Agent"). In such event, the Investment Manager shall approve, and direct the Trustee to enter into a custody agreement with the Custodial Agent, which custody agreement may authorize the Custodial Agent to maintain custody of such assets with one or more subagents, (including a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer). The Custodial Agent shall have custodial responsibility for any assets maintained with the Custodial Agent or its subagents pursuant to the custody agreement. Not withstanding any other provision of this Agreement, including, but not limited to, Section 15.1, the Company agrees to indemnify The Northern Trust Company from any liability, loss and expense, including legal fees and expenses, which The Northern Trust Company may sustain by reason of acting in good faith, in accordance with any directions of the Investment Manager pursuant to this Section 6.3.
         5. The second paragraph of Section 8.1 is hereby amended by deleting the last sentence from that paragraph. Further, the third paragraph of Section 8.1 is deleted and the following substituted therefor:
                 "To the extent, if any, that the Trustee shall be required to value the assets of any Directed Fund for any purpose, including any accounting as hereinabove provided, the Trustee may carry out such valuation in accordance with the procedures for assessing fair market value as provided in Section 2.4."
         6. Section 10.3 is hereby amended by adding the following to the end of the third line: "or in such other form, including transmission by electronic means, as agreed upon by such person or committee and the Trustee,"
         7. Section 12.4 is hereby amended by deleting the parenthetical information on the third from the last and next to the last lines at the end of the first paragraph and substituting therefor the following:

                 "(including a collective short term investment fund maintained by the Trustee)"
        8.      Section 13.1 shall be amended by deleting the words
 "New York" at the end thereof and substituting therefor the word "Ohio".
        Section 15.1 is hereby amended by inserting "or upon the direction of the Company," in (i) of the second paragraph thereof, between "or to appoint such Investment Manager under such Plans," and "or anything omitted to be done in good faith,". Section 15.1 is further amended by adding the following to the end of the second paragraph:
        ", or (iii) as a direct or indirect result of any act or failure to act in good faith of the Trustee in connection with the purchase, retention, voting, tender, exchange or sale of Company Stock, except to the extent such amounts arise from the Trustee's negligent performance of processing functions in connection with Company Stock that are expressly allocated to the Trustee under the terms of this Agreement, or from the Trustee's negligent performance of trade execution responsibilities with respect to Company Stock transactions, or from intentional wrongdoing of Trustee."
        Article XVI is hereby amended by adding the following Section 16.2 immediately following Section 16. 1:
        16.2 At least thirty (30) days prior to each annual or special meeting of its shareholders, the Company shall cause to be sent to each participant, and to each former participant and beneficiary, a copy of the proxy solicitation material therefor together with a form requesting that each such participant, former participant or beneficiary give to the Trustee (or to a tabulating agent appointed by the Company, provided, however, the Trustee reserves the right to appoint the tabulating agent if the Trustee, in the reasonable exercise of its discretion, determines that such appointment by the Trustee is necessary for it to fulfill its fiduciary responsibilities) his confidential instructions with respect to the manner in which his proportionate interest in the Company Stock held in the Goodyear Stock Fund shall be voted by the Trustee. If the participant, former participant or beneficiary furnishes such instructions to the Trustee or to the tabulating agent within the time specified in the notification, the Trustee shall vote such Company Stock in accordance with such instructions. Furthermore, the Trustee shall vote the Company Stock with respect to which it or the tabulating agent does not receive instructions as specified above, and all unallocated Company Stock held in the Goodyear Stock Fund in the same proportion as it votes the Company Stock for which it received instructions as specified above. Instructions received from individual participants, former participants and beneficiaries by the Trustee or the tabulating agent shall be held in the strictest confidence and shall not be divulged or released to the Company, its officers, directors or employees."

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first entered above.

                                      THE GOODYEAR TIRE & RUBBER COMPANY

                                      By:  /s/ James Boyazis
                                         --------------------------------------
                                         Title:  Vice President
                                               --------------------------------

                                      Attest:  /s/ Patricia A. Kemph
                                             ----------------------------------
                                             Title:   Assistant Secretary
                                                   ----------------------------

                                      THE NORTHERN TRUST COMPANY

                                      By:  /s/ Peter R. Sparrow
                                         --------------------------------------
                                         Title:  Vice President
                                               --------------------------------
                                      Attest:  /s/ John H. Torn
                                             ----------------------------------
                                             Title:   Assistant Secretary
                                                   ----------------------------

                               THIRD AMENDMENT
                                      TO
                               TRUST AGREEMENT
                                     FOR
                      THE GOODYEAR TIRE & RUBBER COMPANY
                               COMMINGLED TRUST

                  THIS AMENDMENT, made and entered into this 13TH day of January, 1994, by and between The Goodyear Tire & Rubber Company (the "Company") and Bankers Trust Company (the "Trustee"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Trust Agreement for The Goodyear Tire & Rubber Company Commingled Trust (the "Trust Agreement") was entered into as of July 1, 1984, between the Company and the Trustee;

                  WHEREAS, the Trust Agreement has been amended on two prior occasions; and

                  WHEREAS, it is desired hereby further to amend the Trust Agreement to provide for an updated list of the eligible Plans of the Company, its subsidiaries and affiliates;

                  NOW, THEREFORE, Schedule A of the Trust Agreement is hereby amended, effective as of January 1, 1994, to provide as follows:

                                   SCHEDULE A
                                       TO
                                TRUST AGREEMENT
                                      FOR
                       THE GOODYEAR TIRE & RUBBER COMPANY
                                COMMINGLED TRUST

                 The Goodyear Tire & Rubber Company Employee
                     Savings Plan for Salaried Employees

                 The Goodyear Tire & Rubber Company Employee
                  Savings Plan for Bargaining Unit Employees

                 The Goodyear Tire & Rubber Company Employee
                 Savings Plan Without Matching Contributions
                        for Bargaining Unit Employees

                 The Goodyear Tire & Rubber Company Employee
                      Savings Plan for Hourly Employees

                 The Goodyear Tire & Rubber Company Employee
                     Savings Plan for Salaried Expatriate
                                  Employees

                  Celeron Corporation Employee Savings Plan

                                *     *     *

                                     IN WITNESS WHEREOF, the parties hereto have
    caused this Amendment to be executed by their duly authorized officers as of the day and year first entered above.

                                     THE GOODYEAR TIRE &
                                     RUBBER COMPANY


                                     By         /s/ Samil F. Gibara
                                        -------------------------------------
                                        Title:    Vice President
                                               ------------------------------

    Attest

     /s/ Patricia A. Kemph
    ------------------------------
    Title:
             Assistant Secretary


                                     BANKERS TRUST COMPANY


                                     By
                                       --------------------------------------
                                       Title: Vice President
    Attest:


    ------------------------------
    Title:
             Vice President

                                SECOND AMENDMENT
                                       TO
                                TRUST AGREEMENT
                                      FOR
                       THE GOODYEAR TIRE & RUBBER COMPANY
                                COMMINGLED TRUST


          THIS AMENDMENT, made and entered into this     day
     of December, 1987, by and between The Goodyear Tire & Rubber
     Company (the "Company") and Bankers Trust Company (the
     "Trustee"),


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Trust Agreement for The Goodyear
     Tire & Rubber Company Commingled Trust (the "Trust Agreement") was entered into as of July 1, 1984, between the Company and the Trustee; and

          WHEREAS, it is desired hereby to amend the Trust
     Agreement to provide for investment of trust assets in an equity fund maintained by the Trustee;

          NOW THEREFORE, Section 4.2 of the Trust Agreement is hereby amended, effective as of January 1, 1987, to provide as follows:

                4.2 Any other provisions of this Agreement to the contrary notwithstanding, the Trustee may in its discretion transfer from time to time, (a) any part or all of the assets of Part C of the Fund, and
         (b) cash balances of Parts A and B of the Fund to the trustee of the General Employee Benefit Trust (hereinafter referred to as the "General Trust") created by Bankers Trust Company under Declaration of Trust dated May 28, 1956, as the same may have heretofore been or may hereafter be amended, to be held subject to all of the provisions thereof and to be commingled with the assets of other trusts participating therein; PROVIDED, HOWEVER, that any assets of the Fund allocated to a Directed Fund shall be transferred to the General Trust only upon the direction of the Investment Manager and with the approval of the Trustee of the General

         Trust, and provided, further, that any assets of a Directed Fund or of Parts A and B of the Fund transferred to the General Trust shall be invested only in one or more special purpose investment funds established from time to time for the purpose of providing a vehicle for short term investment of participating trusts. Upon the direction of the Investment Manager, the Trustee shall cause the withdrawal of all or part of the equitable share of the Commingled Trust in the General Trust, subject to the provisions thereof to the extent that such equitable share is attributable to assets of a Directed Fund. To the extent of the equitable share of the Commingled Trust in the General Trust, the General Trust shall be part of each Plan pursuant to which the Commingled Trust has been adopted. In the event of conflict between the provisions of this Agreement and the General Trust, the provisions of the General Trust shall control.

                                 *    *    *

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first entered above.

                                       THE GOODYEAR TIRE & RUBBER COMPANY

                                       By      /s/ G. R. Heigieries
                                         --------------------------------
                                         Title:  Vice President

    Attest:

    P. A. Kemph
    ------------------------------
    Title: Assistant Secretary

                                       BANKERS  TRUST COMPANY


                                       By     /s/ Robert M. Bynke
                                         --------------------------------
                                       Title:    Vice President


    Attest:

     Ronni E. Weiss
    ------------------------------
    Title: Assistant Vice President


          0055P

                               FIRST AMENDMENT
                                      TO
                               TRUST AGREEMENT
                                     FOR
                      THE GOODYEAR TIRE & RUBBER COMPANY
                               COMMINGLED TRUST


                  WHEREAS, the Trust Agreement for The Goodyear Tire & Rubber Company Commingled Trust (the "Trust Agreement"), was entered into as of July 1, 1984, between The Goodyear Tire & Rubber Company (the "Company") and Bankers Trust Company; and

                  WHEREAS, it is desired hereby to amend the Trust Agreement to provide a procedure for the disposition of the stock of the Company during a tender offer;

                  NOW, THEREFORE, the Trust Agreement is hereby amended in the respects hereinafter set forth:

                  1. The Trust Agreement is amended by the addition of new
   Article XVI at the end thereof to provide as follows:

                                  ARTICLE XVI
                                  -----------

                  SECTION 16.1. In the event that any
       person (other than the Company or any affiliate thereof) shall make a tender offer for any Company
       Stock, the Company undertakes to promptly provide a copy of the offer, and any other material infor-mation concerning such offer, to each Plan par-ticipant who has an account invested in Company
       Stock together with a form for furnishing to the Trustee instructions as to whether Company Stock credited to such accounts should be tendered.
       Each participant may elect that all, but not less than all, of the Company Stock credited to his account be tendered by the Trustee on his behalf.
       Upon receipt of instructions from a participant to so tender, the Trustee shall tender all such

        Company Stock credited to such participant's account. Any Company Stock held by the Trustee as to which it receives no instruction from the participant to whose account such stock is cred-ited shall not be tendered. In the event that the participants' instructions cannot otherwise be returned to the Trustee in a timely fashion, the Company agrees to collect and tabulate such instructions in a manner that will assure a con-fidential and accurate tabulation and timely tender by the Trustee. Any securities received by the Trustee as a result of having tendered
        Company Stock, as hereinabove provided, shall be held, and any cash so received shall be invested in short term investments, pending any further action which the Trustee may be required to take pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, during the period of any tender offer for Company Stock, the Trustee shall refrain from making purchases of Company Stock under this Agreement.

                  The Trustee shall be entitled to
        reasonable compensation and reimbursement for its out-of-pocket expenses for any services attributable to the duties and responsibilities described in this Section 16.1.

                  The Company hereby agrees to hold the
        Trustee harmless and to indemnify the Trustee from and against any and all losses, claims, dam-ages, liabilities or expenses whatsoever (includ-ing, but not limited to, any and all expenses reasonably incurred in investigation, preparing or defending against any litigation or proceed-ing, commenced or threatened, or any claim what-soever), (a) arising out of, relating to or in connection with any tender offer of the kind referred to above, whether in respect of the solicitation of directions from Plan partici-pants, or tabulating, reporting or acting upon such directions or otherwise, or (b) arising out of or based upon any untrue statement or alleged untrue statement contained in any in-strument, document or other material furnished by or through the Company to Plan participants, or otherwise used by the Company or authorized by it for use in respect of, any such tender offer or arising out of or based upon an omission or alleged omission to state a material fact re-quired to be stated or necessary to make other statements made in any such material not mislead-ing, except, solely in the case of indemnifica-tion pursuant to clause (a), for a loss, claim, damage, liability or expense primarily attrib-utable to the bad faith or negligence of the Trus-tee. If a claim is made against the Trustee, the Trustee shall notify the Company of any action commenced against the Trustee within a reasonable time after the Trustee shall have been served with the summons or other first legal process giving information as to the nature and basis of the claim. However, failure to so notify the Company shall not relieve the Company from any liability which it may have on account of this indemnity or otherwise of the Trustee shall sus-tain the burden of proving that the Company has not been prejudiced in any material respect by such failure. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff after the Trustee has given the Company reasonable notice of the proceeding, the Company agrees to indemnify the Trustee from and against any loss or liability by reason of such settlement or judgment. The indemnity agreement set forth above shall remain operative and in full force and effect whether or not the Trustee shall have resigned or been replaced and regard-less or any termination of the Plan or the Trust or any investigation made by or on behalf of the Trustee.


                   EXECUTED at Akron, Ohio, this  20TH   day of
   November, 1986.

                                  THE GOODYEAR TIRE & RUBBER
                                    COMPANY

                                  By     /s/ James R. Glass
                                     ----------------------------------
   Attest:                           Title: Executive Vice President

   /s/ John M. Russ
   --------------------------
   Title: Assistant Secretary

                                  BANKERS TRUST COMPANY

                                  By        /s/ Robert M. Bynke
                                     ----------------------------------
                                  Title:   Vice President
   Attest:

    /s/ Ronnie E. Weiss
   --------------------------
   Title: Assistant Vice President

                           COMMINGLED TRUST AGREEMENT
                           --------------------------

           Agreement and Declaration of Trust made as of July 1, 1984, by and between THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (hereinafter referred to as the "Company") and BANKERS TRUST COMPANY, a New York Corporation (hereinafter referred to as the "Trustee").

                     W I T N E S S E T H
                     - - - - - - - - - -

          WHEREAS, the Company desires to establish a commingled trust known as the The Goodyear Tire & Rubber Company Commingled Trust (the "Commingled Trust") which will serve as a medium for commingling the assets of the trusts (the "Trusts") established under the eligible employee benefit plans of the Company, its subsidiaries and affiliates (the "Plans");

          WHEREAS, the Plans listed on Schedule A, annexed hereto, are eligible Plans of the Company, its subsidiaries and affiliates; and

          WHEREAS, the trust agreements pursuant to which Trusts have been established provide that the assets thereof may be transferred to and held by the Trustee in common with the assets of trusts established under the Plans.

          NOW, THEREFORE, the Company and the Trustee agree as
follows:
                        ARTICLE I
                        ---------

         1.1 The Company hereby establishes with the Trustee a Commingling Trust consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee from the Trusts and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof and all earnings and profits thereon, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, are referred to herein as the "Fund" and shall be held by the Trustee, IN TRUST, and dealt with in accordance with the provisions of this Agreement.

                        ARTICLE II
                        ----------

          2.1 The assets of a Trust may be transferred to the the Commingled Trust and such Trust may become a Participating Trust thereby only if all of the following conditions have been met:
          (a) The Company, or a subsidiary, or an affiliate has established the Trust;
          (b) It is maintained in connection with a Plan which is qualified under Section 401(a) of the Internal
Revenue Code of 1954, as amended;
          (c) Such Trust is qualified under Section 401(a) of the Internal Revenue Code of 1954, as amended and exempt from taxation under Section 501(a) such Code, as amended;
          (d) The Trust is authorized by the terms of the trust agreement (the "Trust Agreement") pursuant to which it has been established to commingle its assets with assets of other trusts established under the Plans;
          (e) The Commingled Trust is maintained at all times as a domestic trust in the United States;

          (f) Bankers Trust Company is trustee of such Trust; and
          (g) Such Trust is permitted in its governing trust instrument to commingle its assets with assets of other trusts through the medium of a common, collective or commingled trust.
          The Trusts established under the Plans listed on Schedule
A annexed hereto shall be deemed Participating Trusts as of the date first written above without any further action on the part of any one.
          2.2 When the assets of a Participating Trust under the Plan of any subsidiary or affiliate of the Company are transferred to the Commingled Trust, such subsidiary or affiliate shall be bound by the decisions, instructions, actions and directions of the Company under this Agreement and the Trustee shall be fully protected by the Company and such subsidiary or affiliate in relying upon such decisions, instructions, actions and directions of the Company. The Trustee shall not be required to give notice to or obtain the consent of any such subsidiary or affiliate with respect to any action which is taken by the Trustee pursuant to this agreement, and the Company shall have the sole authority to enforce this Agreement on behalf of any such subsidiary or affiliate.
          2.3 Responsibility for the management and control of the assets of Plans utilizing the Commingled Trust (including the power to acquire or dispose of such assets) may be vested in the discretion of the Company, in the Trustee and/or in such one or more Investment
Managers appointed by the Company pursuant to the provisions of such Plans. That portion of the Fund for which the Trustee shall have such responsibility is hereinafter referred to as the "Discretion-ary Fund". Any portion of the Fund over which an Investment Manager shall have such responsibility is hereinafter referred to as a "Directed Fund". Allocation of assets of the Fund between or among any Discretionary or Directed Funds shall be determined by the Company. For efficiency or convenience of investment or administration, the Fund or any such Discretionary or Directed Fund may be divided into such one or more sub-funds as the Company or the Trustee may deem advisable.
          For the purposes of this Agreement, "Investment Manager" shall mean an investment adviser registered under the Investment
Advisers Act of 1940, a bank (other than the Trustee) as defined in that Act, or an insurance company qualified to perform invest-ment management services under the laws of more than one State, which shall have acknowledged in writing that it is a fiduciary with respect to all Participating Plans, and which shall have the power to manage, acquire and dispose of Plan assets.
         2.4 The Trustee shall maintain a separate account reflecting the equitable share in the Fund of each Participating
Trust. For this purpose, the Trustee shall determine the value of the assets of the Fund as of the last day of each calendar quarter and as of such other dates as the Trustee may deem appropriate or the Company may direct. In addition, for the convenience of the Company, the Company may request the Trustee to include in such account assets which do not constitute part of the Fund, for the purposes of determining the value of all of the assets of such Participating Trusts. Assets shall be valued at their market values at the close of business on the date of valuation, or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine in accordance with methods consistently followed and uniformly applied. Anything herein to the contrary notwithstanding, with respect to assets constituting part of a Directed Fund hereunder or in the event that assets which do not constitute part of the Fund are included in such valuation or account at the request of the Company, the Trustee may rely for all purposes of this Agreement, including for the purpose of determining the value of such assets as of any quarterly or other valuation date, on any certified appraisal or other form of valuation submitted to it by the Investment Manager or by the person or persons controlling such assets.
          2.5 By entering into this Agreement the Trustee does not assume any responsibility or undertake any duty to enforce payment of any contribution to any Plan, any responsibility for the adequacy of the Fund or the funding standards adopted by the sponsor of any Plan to meet or discharge any pension or other liabilities under such plan, or any responsibility under the terms of this Agreement for the management or control of any Directed Funds. No duties or obligations shall be imposed upon the Trustee unless they have been specifically undertaken by the express terms of this Agreement.
          2.6 Except as may otherwise be permitted by law, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under any Plan shall any part of the equitable share of such Plan in the Fund be used for, or diverted to, any purposes other than for the exclusive benefit of such employees and their beneficiaries, and for defraying reasonable expenses of administering such Plans.

                        ARTICLE III
                        -----------

          3.1 The Trustee shall:
          (a) hold the assets from time to time constituting the Fund in its own name or in the name of a nominee under such conditions of custody and safekeeping as it shall deem appropriate for the particular type of trust asset, and collect all interest, dividend and other income thereon;
          (b) invest and reinvest the Discretionary Fund as pro-vided in Article IV;
          (c) settle purchases and sales for any Directed Fund upon the instructions of the Investment Manager as provided in
Article V;
          (d) pay monies to or on the order of the Company in accordance with the provisions of each Participating Trust including, when the Company shall so order, payments directly to or for the benefit of the members and their benefici-aries, or to an insurance company to provide, by the purchase of an annuity contract, or otherwise, for the payment of benefits;
         (e) transfer any portion of the Fund on the order of the Company to any insurance company, bank, or other financial institution or other trustee to provide an alternative or additional funding medium or investment vehicle for the management and/or control of plan assets; and

          3.2 Any orders pursuant to subparagraphs (d) and (e) of
Article 3.1 may, but need not specify the application to be made of monies so ordered, and the Trustee may charge such distribution against any portion of the Fund, as the Company may direct. The Trustee may assume that any such orders are not contrary to any applicable law. The Trustee shall not be responsible in any way respecting the determination, computation, payment or application of any benefit, for the form, terms or issuer of any contract issued by an insurance company, bank or other financial institution which it is directed to purchase with assets of the Fund (whether or not such contract is purchased to provide primarily for the payment of benefits under any Plan or primarily as an investment vehicle or funding medium), for performing any functions under any insurance or other contract which it may be directed to purchase and hold as contract holder thereunder (other than the execution of any documents incidental thereto on the instructions of the Company) or for the terms of any trust agreement under which any trustee to which it shall deliver any assets of the Fund on the order of the Company is acting, or for any other matter affecting the admin-istration of a Plan by the Company or any other person or persons to whom responsibility for Plan administration is allocated or delegated pursuant to the terms of the Plan.

                         ARTICLE IV
                         ----------

           4.1 The Trustee shall invest and reinvest the Discre-tionary Fund in accordance with the terms of the Trust Agreement as a single fund without distinction between principal and income in investments authorized in such Parts as may be established hereunder pursuant to the terms of the Trust Agreement (and as may from time to time constitute part of the Discretionary Fund pursuant to the terms of the Plan) in such shares and proportions in accordance with the terms of the Plan (as certified to the Trustee by the Company); except that, to the extent permitted in the Trust Agreement, the Trustee is authorized to hold in the Discretionary Fund uninvested cash awaiting investment and such additional cash balances as it shall deem reasonable or necessary to meet anticipated distributions from or administrative costs of any Plan or the Fund, without incurring any liability for the payment of interest on such cash.

          The Trustee shall discharge the foregoing powers and discretions in accordance with the funding policy and, to the extent the Plans provide, guidelines established by the Company from time to time and communicated in writing to the Trustee. The Trustee shall have no responsibility with respect to the formulation of any funding, investment or diversification policy embodied in any such direction.

                 In addition, if the Company has exercised its discretion to vest responsibility for the management and control of any portion of the Fund in one or more Investment Managers or, if the Commingled Trust is not the only funding medium under a Plan, then the Company shall be responsible under such Plan and this Agreement for determining the diver-sification policy with respect to the investment of such Plan assets (including the Fund) for monitoring adherence to such policy and for advising the Trustee with respect to its compliance with any investment limitations on Employer or other securities or property contained in such Plan or imposed on such Plan by applicable statute.
          4.2 The Trustee may in its discretion transfer from time to time cash balances accumulated pursuant to this Agreement to the trustee of the General Employee Benefit Trust (hereinafter referred to as the "General Trust") created by Bankers Trust Company under Declaration of Trust dated May 28, 1956, as the same may have heretofore been or may hereafter be amended, to be held subject to all of the provisions thereof and to be commingled with the assets of other trusts participating therein; provided, however, that any assets of the Fund allocated to a Directed Fund shall be transferred to the General Trust only upon the direction of the Investment Manager and with the approval of the Trustee of the General Trust, and provided, further, that any assets transferred to the General Trust shall be invested only in one or more special purpose investment funds established from time to time for the purpose of providing a vehicle for short term investment of participating trusts.
Upon the direction of the Investment Manager, the Trustee shall cause the withdrawal of all or part of the equitable share of the Commingled Trust in the General Trust, subject to the provisions thereof to the extent that such equitable share is attributable to assets of a Directed Fund. To the extent of the equitable share of the Commingled Trust in the General Trust, the General Trust shall be part of each Plan pursuant to which the Commingled Trust has been adopted. In the event of conflict between the provisions of this Agreement and the General Trust, the provisions of the General Trust, shall control.

                          ARTICLE V
                          ---------

           5.1 The investment and reinvestment of any Directed Fund established under this Agreement shall be under the exclusive management and control of the Investment Manager appointed by the Company. The Trustee shall not be a party to any agreement with the Investment Manager, and the terms and conditions of appointment, authority and retention of the Investment Manager shall be the sole responsibility of the Company.
           The Company shall certify in writing to the Trustee:
           (a) that it has appointed an Investment Manager in accordance with procedures provided in each Plan;
           (b) that the Investment Manager is an "Investment Manager" as such term is defined in Article 2.3 of this Agreement; and
           (c) the assets of the Fund to be allocated to the Directed Fund over which such Investment Manager shall have responsibility.
          The Investment Manager shall furnish the Trustee from time to time with the names and signatures of those persons authorized to direct the Trustee on its behalf hereunder. The
 Trustee shall have the right to request that all directions by an Investment Manager pursuant to this Agreement be in writing and shall assume no liability hereunder for failure to act pursuant to such directions unless and until it shall receive directions in form satisfactory to it.
          5.2 All transactions in or from a Directed Fund related to the acquisition or disposal of assets, as well as all purchases and sales of assets, shall be made upon such terms and conditions and from or through such principals and agents,

                                                                     11
 as the Investment Manager shall direct. No directed transactions shall be executed through the facilities of the Trustee except in those instances where the Trustee shall make available its facilities solely for the purposes of temporary investment of cash reserves of a Directed Fund. (However, nothing herein shall confer any authority or obligation upon the Trustee to invest or reinvest the cash balances of any Directed Fund unless and until it receives directions from the Investment Manager.)
           5.3 Supervision of the Investment Manager shall be the exclusive responsibility of the Company. Therefore, the Trustee shall be under no duty or obligation to review or to question any direction of the Investment Manager, or to review the securities or other property held in any Directed Fund with respect to prudence, proper diversification of Fund or Plan assets or compliance with any limitation on the Investment Manager's authority under the terms of the Plan, any agreement entered into between the Company and the Investment Manager or imposed by applicable law, or to make any suggestions to the Company or the Investment Manager with respect to the investment and reinvestment of any Directed Fund. The Trustee shall be fully protected in acting or omitting to act in accordance with or in the absence of the written directions of the Investment Manager and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in good faith in accordance with any direction of the Investment Manager or by reason of inaction in the absence of written directions from the Investment Manager.

          5.4 The Trustee shall not be deemed to have any responsibility to manage and control any asset held in a Directed Fund upon the resignation or removal of an Investment Manager unless and until it has been notified in writing by the Company that the Investment Manager's authority has terminated and that such Directed Fund assets are to be integrated with the Discretionary Fund. Such notice shall not be deemed effective until two business days after it has been received by the Trustee. In the event that the assets of a Directed Fund shall become integrated at any time with the Discretionary
Fund, the Trustee shall not be liable for any losses to the Fund resulting from the disposition of any investment made by an Investment Manager or for the holding of any illiquid or unmarketable securities or the holding of any other asset acquired by the Investment Manager if the Trustee is unable to dispose of such investment because of any Securities Laws restrictions or if an orderly liquidation of such investment is impractical under prevailing conditions, or for failure to comply with any investment or diversification limitations imposed by the Company pursuant to the power reserved to it under Article 4.1 or for any other violation of the terms of the Agreement, the Plans or applicable law or laws as a result of the addition of Directed Fund assets to the Discretionary Fund.
         5.5 The Trustee shall not be liable for the acts or omissions of any Investment Manager unless the Trustee knowingly participates in, or knowingly undertakes to conceal, an act or

                                                                             1 3

 omission of such Investment Manager knowing such act or omission constitutes a breach of fiduciary responsibility by the Investment Manager. If the Trustee has knowledge of a breach committed by the Investment Manager, it shall notify the Company in writing thereof, and the Company shall thereafter assume full responsi-bility to all persons interested in the Plans to remedy such breach.
          5.6 It is understood by the parties hereto that while
 the Trustee will perform certain ministerial duties (such as custodial, reporting, recording, and bookkeeping functions) with respect to Directed Funds, such duties do not involve the exer-cise of any discretionary authority or other authority to manage and control assets of the Directed Funds and will be performed in the normal course by officers and other employees of the Trustee who are unfamiliar with investment management. It is agreed between the parties to this Agreement that the Trustee is not undertaking any duty or obligation expressed or implied to review and will not be deemed to have any knowledge of or responsibility with respect to or to have participated in any transaction involving the investment of the Directed Funds as a result of the performance of or information received in the course of performing such ministerial duties. Therefore, in the event that "knowledge" of the Trustee shall be a prerequisite to im-posing a duty upon or determining liability of the Trustee under any Plan or this Agreement or any statute regulating the conduct of such Trustee with respect to such Directed Funds as a result of any act or omission of the Investment Manager, or as a result of any transaction engaged in by the Investment Manager, then the receipt and processing of investment orders or other documents relating to plan assets by an officer or other employee of the Trustee engaged in the performance of purely ministerial functions referred to in this Article 5.6 shall not constitute "knowledge" of the Trustee.
                         ARTICLE VI
                         ----------

          6.1 Without in any way limiting the powers and discretions conferred upon the Investment Manager by the other provisions of this Agreement or by law, any Investment Manager appointed hereunder shall have the following powers and discretions with respect to the Directed Fund subject to its management and control, and, upon the directions of such Investment Manager, the Trustee shall make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out such powers and discretions:
          (a) to sell, exchange, convey, transfer or otherwise dispose of any property constituting the Directed Fund by private contract or at public auction, and no person dealing with the Investment Manager or the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;
          (b) to enter into contracts or to make commitments either alone or in company with others to sell at any future date

                                                                             1 5

 any property acquired for the Directed Fund or to purchase at a future date any property which it may be authorized to acquire under this Agreement; and
           (c) to vote upon any stocks, bonds or other securities;
 to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Directed Fund.
          Notwithstanding the powers hereinabove conferred on the Trustee, the Trustee shall purchase and retain Company Stock as provided in the Trust Agreement regardless of market fluctuations and, in the normal course, the Trustee shall sell stock only as permitted in the Trust Agreement.

                                  ARTICLE VII
                                  -----------

          7.1 The Trustee, with respect to the Discretionary Fund, shall be vested with all of the powers and discretions vested in the Investment Manager by Article 6.1.
          7.2 In addition, the Trustee is hereby authorized in its discretion:

          (a) to register any securities held in the Fund in its own name or in the name of a nominee and to hold any investment in bearer form, and to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities or to deposit or to arrange for the deposit of such securities in any qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by any other person, or to deposit or arrange for the deposit of any securities issued by the United States Government, or any agency or instru-mentality thereof, with a federal reserve bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Fund;
          (b) to employ suitable agents, depositories and coun-sel, domestic or foreign, and to charge their reasonable expenses and compensation against the Fund;
          (c) to borrow money, with the consent of the Company, from any source as may be necessary or advisable to effectuate the purposes of the Trust on such terms and conditions as the Trustee, in its absolute discretion, may deem advisable;
         (d) to deposit any funds of the Commingled Trust in interest bearing account deposits maintained by or savings certificates issued by the Trustee, in its separate corporate capacity, or in any other banking institution affiliated with the Trustee;

            (e) to organize corporations under the laws of any state for the purpose of acquiring or holding title to any property for the Fund or to request the Company to appoint another trustee for such purpose; and
           (f) to make any distribution or transfer of the Discretionary Fund assets in cash or in kind as the Trustee in its absolute discretion shall determine and, in furtherance thereof, to value such assets, which valuation shall be conclusive and binding on all persons;

                          ARTICLE VIII
                          ------------

           8.1 The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder for the Fund (including any Directed Fund) and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any persons designated by the Company.
           In addition, within ninety (90) days following the close of each fiscal year, and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall file with the Company a written account setting forth all receipts and disbursements of the Fund and all investments and other transactions effected by it upon its own authority or pursuant to the directions of any Investment Manager, or the Company or any Committee as herein provided during the period accounted for. Within sixty

(60) days from the date of filing such annual or other account, the Trustee, if requested by the Company, will also serve copies of such account upon any persons designated by the Company as having administrative responsibility with respect to any Plan.
Upon the expiration of ninety (90) days from the date of filing such account, the Trustee shall be forever released and discharged from all liability and accountability to the Company or any person upon whom the Trustee has served a copy of the account with respect to the accuracy of such accounting and the propriety of all acts and failures to act of the Trustee reflected in such account for which it shall be responsible hereunder, except with respect to any such acts or transactions as to which the Company or any person upon whom the account has been served shall within such 90 day period file with the Trustee specific written objections.
          To the extent, if any, that the Trustee shall be required to value the assets of any Directed Fund for any purpose, including any accounting as hereinabove provided, the Trustee may rely for all purposes of this Agreement on any certified appraisal or other form of valuation submitted to it by the Investment Manager or responsible for the management and control of such Directed Fund.
          8.2 Except to the extent that Sections 502 and 504 of the Employee Retirement Income Security Act of 1974 ("ERISA"), as the same may be amended from time to time, may provide otherwise, in order to protect the Trust from the expenses which might otherwise be incurred, no one other than the Company may require the Trustee to account or may institute an action or proceeding against the Trustee or the Fund. However, nothing herein shall in any way limit the Trustee's right to bring any action or proceeding to settle its account or for such other relief as it may deem appropriate.
          8.3 The Trustee may from time to time consult with counsel, who may be counsel to the Company, with respect to any question arising as to the construction of this Agreement or any action to be taken hereunder and the Trustee shall be fully protected, to the extent permitted by law, in acting in good faith upon the advice of counsel.

                       ARTICLE IX
                       ----------

          9.1 All taxes (excluding transfer taxes on shares of Company stock distributed to participants or their beneficiaries that may be levied or assessed under existing or future laws upon the Fund or the income thereof shall be paid from the Fund. All other expenses incurred by the Trustee in connection with its administration of the Commingled Trust, including fees for legal services rendered to the Trustee (whether or not rendered in connection with a judicial or administrative proceeding and whether or not incurred while it is acting as Trustee), such compensation to the Trustee as may be agreed upon from time to time between the Trustee and an officer of the Company, and all other proper charges and disbursements of the Trustee, shall be paid in accordance with the provisions of the Plans but until paid shall constitute a charge upon the Fund. Any amount paid from the Fund which is specifically allocable to a particular Participating Trust or Plan shall be charged against the equitable share of such Participating Trust or Plan; any amount paid from the Fund which is allocable to all of the Participating Trusts shall be charged against the Fund as a whole.

                         ARTICLE X
                         ---------

          10.1 Whenever the provisions of this Agreement require or permit any action to be taken by the Company or any subsidiary or affiliate, such action may be taken by the Board of Directors of the corporation taking the same or by any person authorized to act on behalf of such corporation by such Board of Directors. Any re-solution adopted by the Board of Directors of any participating corporation shall be certified to the Trustee by the Secretary or an Assistant Secretary of such corporation under its corporate seal, and the Trustee may rely upon any resolution so certified until revoked or modified by a further resolution similarly certified to the Trustee.
          10.2 The Company shall furnish the Trustee from time to time with a certificate of its Secretary or an Assistant Secretary as to the names and signatures of all persons designated as members of any committee, and any other person or persons, authorized to issue orders, requests, instructions and objections to the

Trustee pursuant to the provisions of this Agreement including but not limited to the persons designated pursuant to the Plans to direct the Trustee under Article 3.1 (d).
         10.3 All orders, requests, instructions and objections of any of the persons or committees authorized to act in accord-ance with the provisions of this Agreement shall be in writing, and the Trustee shall be fully protected in acting in accordance therewith.
         10.4 The Trustee shall have the right to assume in the absence of written notice to the contrary, that no event consti-tuting a change in membership or authority of any committee or terminating any Investment Manager's authority has occurred.

                          ARTICLE XI
                          ----------

         11.1 If Bankers Trust Company is at any time acting as a successor Trustee or succeeds to responsibilities hereunder for management of plan assets with respect to the Fund (or any portion thereof), the Company hereby agrees to hold Bankers Trust Company harmless from and against all taxes, expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it as successor Trustee, as a direct or indirect result of any act or omission of a pre-decessor trustee or any other person charged under any agreement affecting Fund assets for investment responsibility with respect to such assets.

                                                                              22
                                  ARTICLE XII
                                  -----------

         12.1 Upon receipt of notice from the Company of the termination, the disqualification under Section 401(a), or the withdrawal from the Commingled Trust, of any Participating
Trust or Plan or any part thereof, the Trustee shall withdraw and segregate the share of the assets of the Fund allocable to such Participating Trust or Plan or part thereof and shall either dispose of such segregated share in accordance with the directions of the Company or continue to hold such segregated share, IN TRUST, as a separate trust governed by the same provisions as this Agreement, except that if such segregated share is equal to an entire Participating Trust or Plan in the Fund, the company or successor thereto which had established such Participating Trust or Plan shall thereafter be deemed to be "the Company" for all purposes of the Agreement. If such segregated share is less than the entire equitable share of a Participating Trust or Plan in the Fund, the Company shall certify to the Trustee, that portion of the equitable share of such Participating Trust or Plan attributable to the participants and their beneficiaries on whose account such assets are to be segregated. The Trustee's valuation of the assets to be withdrawn for such purpose shall be conclusive and binding on all persons, corporations or others interested in the Commingled Trust.
       12.2 Subject only to Article 2.6, the Company reserves the right at any time and from time to time to terminate or to amend, in whole or in part, any or all of the provisions of this Agreement by notice thereof in writing delivered to the Trustee;

provided that, no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent, and provided further that, except as may be otherwise provided under Section 403 (c) of ERISA, no instrument of termination or amendment shall authorize or permit, at any time prior to the sat-isfaction of all liabilities with respect to the members and their beneficiaries under the Plans, any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of such members and their beneficiaries.
        12.3 In the event of the termination of the Commingled Trust as above provided (or of all the Participating Trusts or Plans under which it was established), the Trustee shall continue to administer the Fund as hereinabove provided until all of the purposes for which it has been established have been accomplished or dispose of the Fund after the payment or other provision of all expenses incurred in the administration and termination of the Commingled Trust (including any compensation to which the Trustee may be entitled), all in accordance with the written order of the Company or the Committee or any successor thereto. Until the final distribution of such Fund, the Trustee shall continue to have and may exercise all of the powers and discretions conferred upon it by this Agreement.
             12.4 The Trustee may be removed by the Company at any time upon sixty (60) days' notice in writing to the Trustee and the Committee. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Company and the Committee. Upon such removal or resignation of the Trustee, the Company shall either appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder and, upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Fund, or the Company shall establish an alternative funding medium and the Trustee shall assign, transfer and pay over the Fund, as then constituted, upon the directions of the Company. The Trustee is authorized, however, to reserve such amount as to it may seem advisable for payments of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee or alterna-tive funding medium, as the case may be. Notwithstanding any provision of the Plans or this Agreement to the contrary, the Trustee is hereby authorized to invest and reinvest such reserves in any investment or investment vehicle (including the General Trust) appropriate for the temporary investment of cash reserves of trusts.
          If for any reason the Company cannot or does not act in the event of the resignation or removal of the Trustee, as herein-above provided, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee. Any ex-penses incurred by the Trustee in connection therewith shall be paid from the Fund as an expense of administration.

         12.5 Anything hereinabove to the contrary notwith-standing, the Trustee may condition its delivery, transfer or distribution of any asset under this Article upon the Trustee's receiving assurances satisfactory to it that the approval of ap-propriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.

                         ARTICLE XIII
                         ------------

         13.1 To the extent that State Law shall not have been preempted by the provisions of the ERISA of 1974 or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of New York.
                           ARTICLE XIV
                           -----------

         14.1 The Company shall provide the Trustee with copies of all documents constituting the Plans at the time the Agreement is executed by the Company or adopted under any other plan, as provided in Article II, and all other documents amending or supplementing the Plans promptly upon their adoption. The Trustee shall be entitled to rely upon the Company's attention to this obligation and shall be under no duty to inquire of the Company as to the existence of any documents not provided by the Company hereunder.

                            ARTICLE XV
                            ----------

          15.1 The Company recognizes that a burden of litigation may be imposed upon the Trustee, as a result of some act or trans-action for which it has no responsbility or over which it has no control under this Agreement.
               Therefore, pursuant to a resolution of its Board of Directors and in consideration of the Trustee's agreeing to enter into this Agreement, the Company hereby agrees to hold harmless Bankers Trust Company, individually and as Trustee under said Agreement, and Bankers Trust Company's directors, officers, and employees from and against all amounts, including without limita-tion taxes, expenses (including reasonable counsel fees), liabili-ties, claims, damages, actions, suits or other charges, incurred by or assessed against Bankers Trust Company, individually or as Trustee, or its directors, officers or employees, (i) as a direct or indirect result of anything done in good faith, or alleged to have been done, by or on behalf of Bankers Trust Company in reliance upon the directions of any Investment Manager appointed by the Company, or any person or committee authorized to act on behalf of the Company or to appoint such Investment Manager under such Plans, or anything omitted to be done in good faith, or alleged to have been omitted, in the absence of such directions, or (ii) as a direct or indirect result of the failure of the Company or such person or committee, as a co-fiduciary under said Plans, directly or through its agents, to adequately, carefully and diligently discharge its responsibilities with respect to the selection, supervision and/or retention of any Investment Manager.

          Anything hereinabove to the contrary notwithstanding, the Company shall have no responsibility to Bankers Trust Company under the foregoing investment manager undertaking if Bankers Trust Company knowingly participated in or knowingly concealed any act or omission of any Investment Manager knowing that such act or omission constituted a breach of such Investment Manager's responsibilities under said Plan, or if Bankers Trust Company fails to perform any of the duties specifically undertaken by it under the provisions of said Agreement, or if Bankers Trust Com-pany fails to act in conformity with the directions of an authorized representative of the Investment Manager. PROVIDED, HOWEVER, Bankers Trust Company shall not be deemed to have "parti-cipated" in a breach by an Investment Manager for the purposes of this undertaking as a result of the performance by Bankers Trust Company or its officers, employees or agents of any custodial, reporting, recording, and bookkeeping functions with respect to any assets of any Plan managed by an Investment Manager or as a result of settling purchase and sale transactions entered into by the Investment Manager, or to have "knowledge" of any such breach as a result of the information received by Bankers Trust Company or its officers, employees or agents in the normal course in per-forming such functions or settling such transactions.
          The Company further agrees that the undertakings made in this Article of this Agreement shall be binding on its suc-cessors or assigned and shall survive termination, amendment or restatement of this Agreement, or the resignation or removal of the Trustee, and that this Article shall be construed as a con-tract between the Company and the Trustee according to the laws of the State of New York in effect from time to time.
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested to as of the day and year first above written.


 (Corporate Seal)
                                THE GOODYEAR TIRE & RUBBER COMPANY


 Attest:                        By  /s/ James R. Glass
          /s/  John Davies          ----------------------------------
           Assistant Secretary      Executive Vice President (Title)



 (Corporate Seal)               BANKERS TRUST COMPANY



 Attest:                        By   /s/ Robert E. Isaacson
                                   ----------------------------------
     /s/ J. Torn                    Vice President

     Vice President

          STATE OF  OHIO    )
                            :
          COUNTY OF  SUMMIT )


                           On this 28TH day of December, in the year 1984, before me personally came James R. Glass to me known, who, being by me duly sworn, did depose and say that he resides at Akron, Ohio that he is Executive Vice President of The Goodyear Tire & Rubber Company the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
          that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                               /s/ Linda A. Fleming
                                    -------------------------------------------
                                                   Notary Public

                                           LINDA A. FLEMING, Notary Public
                                               Residence-Summit County
                                            State Wide Jurisdiction, Ohio
                                          My Commission Expires May 14, 1986


          STATE OF NEW YORK )
                            :
          COUNTY OF NEW YORK)


                          On this 13th day of August     , in the year 1984
          before me personally came Robert E. Isaacson to me known, who, being by me duly sworn, did depose and say that he resides at Valley Stream, N.Y. that he is Vice President of BANKERS TRUST COMPANY, the corporation described in and which executed the above in-strument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
          that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                                  /s/ Laura Breen
                                    -------------------------------------------
                                                   Notary Public

                                                    LAURA BREEN
                                        Notary Public, State of New York
                                                  No. 41-4757699
                                          Qualified in Queens County
                                        Commission Expires March 30, 1986